"Exhibit 99"


                                                         CONTACT: DSI TOYS, INC.
                                                                    Nasdaq: DSIT
                                                       Robert L. Weisgarber, CFO
                                                          Brook Wootton, Mgr. IR
                                                                  (713) 365-9900


                                  FOR  RELEASE : SEPTEMBER  8, 1999   3:45 PM CT


                         DSI TOYS, INC. ANNOUNCES CHANGE
                               IN FISCAL YEAR-END


      DSI Toys, Inc., the Company, (NASDAQ: DSIT) is pleased to announce that effective December 31, 1999, the Company will change its fiscal year-end from January 31 to a calendar year-end.

      In commenting on the change, DSI's Chief Financial Officer Robert Weisgarber said, "Almost all toy companies currently in our peer group have adopted a calendar year-end. DSI believes its decision to change year-end will ensure that shareholders and the financial community receive both timely and comprehensive information on our growth and progress in the toy business."

      DSI Toys, Inc. (NASDAQ: DSIT) designs, develops, markets and distributes high quality, value-priced toys and children's consumer electronics. Core product categories are juvenile audio products (including Tech-Link(TM) and Digi-Tech(TM) walkie-talkies, pre-teen audio products and Kawasaki(R) musical toys), girls' toys (including dolls, play sets and accessories), and boys' toys (including Kawasaki(R) and Burnin' Thunder(TM) radio control vehicles, BLOCKMEN(R) construction sets, and western and military action toys). The Company's web sites can be reached at HTTP://WWW.DSITOYS.COM and HTTP://WWW.BLOCKMEN.COM.

      SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS ABOUT PLANS AND EXPECTATIONS REGARDING PRODUCTS AND OPPORTUNITIES, DEMAND AND ACCEPTANCE OF NEW AND EXISTING PRODUCTS, CAPITAL RESOURCES, AND FUTURE FINANCIAL CONDITION AND RESULTS ARE FORWARD-LOOKING. FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, WHICH MAY CAUSE DSI'S ACTUAL RESULTS IN FUTURE PERIODS TO DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED. THESE UNCERTAINTIES AND RISKS INCLUDE CHANGING CONSUMER PREFERENCES, LACK OF SUCCESS OF NEW PRODUCTS, LOSS OF DSI'S CUSTOMERS, COMPETITION, AND OTHER FACTORS DISCUSSED FROM TIME TO TIME IN DSI'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.